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         LETTER TO PARTICIPANTS IN THE FARM BUREAU 401(K) SAVINGS PLAN

                                 RELATED TO THE
                   OFFER TO PURCHASE FOR CASH UP TO 1,101,462
                OUTSTANDING SHARES OF FBL FINANCIAL GROUP, INC.
                              CLASS A COMMON STOCK
                  HELD IN THE FARM BUREAU 401(K) SAVINGS PLAN

                               SEPTEMBER 26, 2000

TO PARTICIPANTS IN THE FARM BUREAU 401(k) SAVINGS PLAN:

    Enclosed for your consideration are

    - the offer to purchase by FBL Financial Group, Inc., dated September 26, 2000, and

    - the related letter of transmittal

in connection with the offer by FBL to purchase up to 1,101,462 shares of its Class A common stock, without par value, at a price of $20.00 per share, net to the seller in cash, without interest.

    These materials are being forwarded to you because the events they describe may affect your interest in the Farm Bureau 401(k) Savings Plan. THIS LETTER AND THE ENCLOSED MATERIALS EXPLAIN THE TERMS AND CONDITIONS OF THE TENDER OFFER BY FBL FOR SHARES OF ITS CLASS A COMMON STOCK. YOU SHOULD READ ALL OF THIS INFORMATION CAREFULLY.

    Your account in the 401(k) plan includes an investment in the FBL Stock Fund. You own units in this Stock Fund which holds FBL common stock and a small portion in cash equivalents. You have a right to direct the 401(k) Plan trustee to tender the shares of FBL common stock attributable to your interest in the FBL Stock Fund (your "Allocable Shares"). The number of FBL common stock shares you may direct the trustee to tender is discussed below.

    PARTICIPANTS MAY NOT BUY UNITS OF THE FBL STOCK FUND IN THE 401(K) PLAN WITH THE EXCEPTION OF STANDARD PAYROLL DEPOSITS FROM THIS DATE UNTIL AFTER THE EXPIRATION OF THE OFFER (OCTOBER 26, 2000). THIS IS NECESSARY IN ORDER TO APPROPRIATELY ALLOCATE SHARES TO PARTICIPANTS AND TO PREVENT DILUTION OF PARTICIPANTS' INTERESTS.

    You will be allowed to direct the trustee to tender any percentage of FBL shares allocated to your 401(k) Plan account. You may direct the trustee to tender these shares by using the Instruction Form attached to this letter. DO NOT COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL; IT IS FURNISHED FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT. Only the trustee of the 401(k) Plan as the holder of record can tender shares allocated to your 401(k) Plan account.

    Wells Fargo Bank Minnesota, N.A., as the 401(k) Plan's trustee, is the record holder of the FBL shares allocated to participants' accounts in the 401(k) Plan. Your instructions should be submitted to the trustee (by sending the Instruction Form at the end of this document), and the trustee will tender or not tender the FBL shares allocated to your 401(k) Plan account in accordance with your instructions (subject to the exceptions noted in this document).

    NEITHER FBL NOR ITS BOARD OF DIRECTORS NOR THE DEALER MANAGER FOR THE TENDER OFFER NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT AND, IF SO, HOW MANY SHARES TO TENDER.

    The enclosed offer to purchase, dated September 26, 2000, and the letter of transmittal contain important information about the terms and conditions of the tender offer by FBL. However, we have also
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provided the following information about questions you may have related to your decision to tender or not tender the FBL shares allocated to your 401(k) Plan account.

WHAT IS THE TENDER OFFER BY FBL?

    The tender offer is a process through which FBL can offer to purchase FBL shares, and the owners of those FBL shares can decide whether or not they want to tender their FBL shares.

MUST I RESPOND TO THE TENDER OFFER?

    If you do not wish to tender the FBL shares allocated to your 401(k) Plan account, no response is necessary and you do not need to take any action.

HOW MANY SHARES OF FBL STOCK DO I OWN IN MY 401(K) PLAN?

    In the 401(k) plan you hold units of a pooled fund (the FBL Stock Fund), rather than shares of FBL common stock. The FBL Stock Fund invests primarily in FBL common stock but holds a small portion in cash equivalents to facilitate daily trading.

    Allocable shares are used to calculate the number of shares you have the right to exercise under this tender offer. The formula used to calculate allocable shares is:

                             Number of units held by you
Allocable shares      =      -----------------------------      X   number of shares of FBL common
                             Number of units held by the plan       stock held by the plan

Please note that this allocable share calculation does not give you allocable shares for the cash equivalents held in the FBL Stock Fund. Therefore, it is impossible to completely eliminate your investment in the FBL Stock Fund even if you tender 100% of your allocable shares.

HOW MANY FBL SHARES CAN I DIRECT THE TRUSTEE TO TENDER FROM MY ACCOUNT IN THE 401(K) PLAN?

    You may tender any percentage of the allocable FBL shares in your 401(k) Plan account.

    You may instruct the trustee to tender any percentage of the allocable FBL shares held in your 401(k) Plan account. You should indicate on the Instruction Form the percentage, in increments of 1%, of FBL shares you wish to tender. The number of shares allocated to your account as of September 25, 2000 is printed on the instruction form, along with your name, address and social security number. However, the actual number of allocable FBL shares in your 401(k) Plan account may change between the date that you instruct the trustee to tender shares from your account and the date that the trustee actually tenders the shares into the offer. By choosing a percentage of FBL shares that you wish to tender into the tender offer, the trustee will tender up to that percentage of FBL shares from your plan account based upon the most recent information available to the trustee as of the date that the trustee submits the tendered shares in the offer. Thus, the number of shares actually tendered into the tender offer from your account will depend upon the number of allocable FBL shares in your plan account at the time the trustee actually submits the tender, not the date you submit your Instruction Form to the trustee.

SHOULD I USE THE LETTER OF TRANSMITTAL TO TENDER THE FBL SHARES IN MY 401(K)
  PLAN ACCOUNT?

    No. The letter of transmittal is for your information only. You must fill out the enclosed Instruction Form to instruct the trustee to tender the FBL shares in your 401(k) Plan account. Only the trustee, as the record holder of the FBL shares under the 401(k) Plan, can use the letter of transmittal to tender FBL shares once the trustee has received instructions from the 401(k) Plan participants.

                                       2
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HOW DO I DIRECT THE TRUSTEE TO TENDER THE FBL SHARES ALLOCATED TO MY 401(K) PLAN
  ACCOUNT?

    If you wish to direct the trustee to tender FBL shares allocated to your 401(k) Plan account, please complete the attached Instruction Form and return it to the trustee in the enclosed envelope.

THE INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, OCTOBER 19, 2000, (UNLESS THE OFFER IS EXTENDED) IN ORDER FOR YOUR INSTRUCTIONS TO BE FOLLOWED. If the Instruction Form is not properly completed or is not received by the deadline, none of your FBL shares will be tendered and none will be purchased (unless the offer is extended).

    Please note that this deadline is FIVE BUSINESS DAYS BEFORE the current expiration date for the offer. It is necessary to submit your Instruction Form to the trustee before the expiration date because the trustee must deliver the information to the depositary for the offer by the expiration date.

    The only actions you are required to take to direct the trustee to tender FBL shares allocated to your 401(k) Plan account are

    - specify the percentage of FBL shares that you wish the trustee to tender, and

    - return the enclosed Instruction Form so that it is received by the trustee no later than 5:00 P.M., New York City time, on Thursday, October 19, 2000.

You do not need to complete any form other than the enclosed Instruction Form.

    After Thursday, October 26, 2000, the expiration date for the offer unless the offer is extended, it will be determined whether all, part, or none of your tendered FBL shares have been purchased by FBL, pursuant to the procedures, including procedures for proration, described in the offer to purchase.

    See the information in the offer to purchase regarding when and how the expiration date for the offer period may change and when and how the offer may be extended by FBL.

WHAT IF I HOLD FBL SHARES OUTSIDE OF THE 401(K) PLAN?

    If you hold FBL shares outside of the 401(k) Plan, you will receive, under separate cover, tender offer materials that can be used to tender those FBL shares directly. The materials used for tendering FBL shares outside of the 401(k) Plan, including the letter of transmittal, may not be used to instruct the trustee to tender FBL shares allocated to your 401(k) Plan account.

WHAT HAPPENS IF MORE THAN 1,101,462 FBL SHARES ARE TENDERED IN THE OFFER?

    If more than 1,101,462 FBL shares are tendered, FBL will

    - first purchase all FBL shares properly tendered, and not properly withdrawn, by any stockholder who owns fewer than 100 shares and tenders all of those FBL shares (the odd lot priority) and

    - then, subject to the conditional tender procedures described in the offer to purchase, purchase on a pro rata basis all other FBL shares properly tendered, and not properly withdrawn.

CAN I TAKE ADVANTAGE OF THE "ODD LOT" PRIORITY?

    No. While fewer than 100 FBL shares may have been allocated to your 401(k) Plan account, the record holder of the FBL shares, the trustee, has significantly more than 100 FBL shares and, therefore, FBL shares held in the 401(k) Plan are not eligible to avoid proration by virtue of the "odd lot" priority. But shares allocated to your 401(k) Plan account are disregarded in determining if you are an odd lot owner outside of the 401(k) Plan.

                                       3
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WHAT IF I WANT TO WITHDRAW THE INSTRUCTIONS FOR MY FBL SHARES AFTER I HAVE
  ALREADY SUBMITTED MY INSTRUCTION FORM?

    Except as otherwise provided in the next paragraph and the terms of the tender offer, your designation is irrevocable.

    You may withdraw or change your instructions at any time on or prior to 5:00 P.M., New York City time, Thursday, October 19, 2000 (or such later date as may apply in the case the tender offer is extended). To revoke or change your instruction to tender FBL shares, you must contact the Trustee at its Benefits Hotline, (888) 319-9451, and obtain a new Instruction Form. The new Instruction Form should be returned to the trustee with your name, address and Social Security number and new tender instructions, if any. To change or revoke your previous instructions, you must check the box on your new instruction form to indicate that you are revoking prior instructions. Once the trustee receives a new, completed and signed Instruction Form with the revocation box checked, all previous instructions will be deemed canceled and replaced with the new instructions.

WILL MY INSTRUCTIONS BE KEPT CONFIDENTIAL?

    Yes. Your designation preferences and your instructions are strictly confidential and neither the trustee nor any of its agents will disclose to FBL whether or not you tender the FBL shares allocated to your 401(k) Plan account in the tender offer.

WHAT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

    Contact Keefe, Bruyette & Woods, Inc., the information agent for the tender offer, at 1-877-298-6520 (toll free) with any questions about the terms and conditions of the tender offer or how to tender the FBL shares allocated to your 401(k) Plan account.

HOW WILL THE PROCEEDS OF THE TENDER OF MY 401(K) PLAN SHARES BE INVESTED?

    Any FBL shares tendered by the trustee and accepted by FBL will be exchanged for cash. When the cash proceeds are received they will be invested in accordance with your instructions for investment of new contributions on file with the 401(k) Plan. To the extent that your instructions would require the cash proceeds to be reinvested in FBL shares, such amounts will instead be invested in the FBL deferred annuity. If you have not given investment instructions for new contributions, the cash proceeds will be invested in the FBL deferred annuity.

WHAT IF THE MARKET PRICE OF FBL STOCK IS HIGHER THAN THE OFFERED PRICE ($20.00)
  AT THE TIME OF SALE?

    The 401(k) Plan is prohibited from selling shares for a price less than the prevailing market price. If the current market price of FBL Class A common stock is greater than $20.00 at the time of tender or time of acceptance of tenders, the trustee will reject the tender offer on your behalf, or FBL will treat the trustee's tender as being withdrawn, respectively, and no sale will take place.

                                INSTRUCTION FORM
                                      FOR
                        FARM BUREAU 401(k) SAVINGS PLAN.

To Wells Fargo Bank Minnesota, N.A.:

    The undersigned acknowledges receipt of the accompanying letter and enclosed offer to purchase, dated September 26, 2000, and the related letter of transmittal in connection with the offer by FBL Financial Group, Inc., an Iowa Corporation, to purchase up to 1,101,462 shares of its Class A common stock, without par value, at a price of $20.00 per share, net to the seller in cash without interest.

    This Instruction Form directs Wells Fargo Bank Minnesota, N.A., as trustee and holder for the 401(k) Plan, to tender the percentage of allocable FBL shares indicated below held by the trustee for the undersigned's 401(k) Plan account pursuant to the tender offer.

/ /  CHECK HERE IF THIS INSTRUCTION FORM REVOKES ALL PRIOR INSTRUCTIONS

                              TENDERING OF SHARES

    In order to instruct the trustee to tender FBL shares allocated to your 401(k) account, you must INDICATE THE PERCENTAGE OF SHARES ALLOCATED TO YOUR PLAN ACCOUNT TO BE TENDERED.

    I wish to direct the trustee to tender a percentage of the FBL shares allocated to my 401(k) Plan account. The percentage (in increments of 1%) of FBL shares allocated to my 401(k) Plan account that I direct the trustee to tender in the tender offer is set forth below:

                             PERCENTAGE OF SHARES:
                                 ------------%

                                                                 SIGN HERE

                                               --------------------------------------------
                                                                 Signature

                                               Dated: , 2000

RETURN THIS FORM TO WELLS FARGO BANK MINNESOTA, N.A. IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.